EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-33487, 333-105833 and 333-161592) of Barrett Business Services, Inc. of our reports dated March 15, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Barrett Business Services, Inc. for the year ended December 31, 2009.

/s/ Moss Adams LLP

Portland, OR

March 15, 2010